EXHIBIT 25.2

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)
N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1800 Tyson’s Boulevard, Ste 50 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Kevin T. O’Brien, SVP HSBC Bank USA, National Association 452 Fifth Avenue New York, New York 10018-2706 Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

LEUCADIA NATIONAL CORPORATION

(Exact name of obligor as specified in its charter)

New York	13-2615557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

315 Park Avenue South New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(Title of Indenture Securities) DEBT SECURITIES

General
Item 1. General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervisory
authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe
each such affiliation.

None

Items 3-15.                     Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (March 31, 2010), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 8th day of September, 2010.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Frank J. Godino
Frank J. Godino
Vice President

Exhibit T1A (vii)

		Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council		Expires March 31, 2011

		Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031
Report at the close of business March 31, 2010	(20040630)
	(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,       Gerard Mattia, CFO
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Joseph R. Simpson	/s/ Sal H. Alfieri
Signature of Officer Authorized to Sign Report	Director (Trustee)

5/5/2010	/s/ Donald Boswell
Date of Signature	Director (Trustee)

/s/ Paul Lawrence

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or  computer diskette; or

b)      in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)(Example: www.examplebank.com)	Legal Title of Bank (TEXT 9010)
Wilmington
City (TEXT 9130)

	DE	19801
	State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal  Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business March 31, 2010

ASSETS
		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		2,291,294
b. Interest-bearing balances		32,258,028
Held-to-maturity securities		3,817,438
Available-for-sale securities		33,543,942
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		2,898,032
Loans and lease financing receivables:
Loans and leases held for sale		2,830,018
Loans and leases net of unearned income	73,326,009
LESS: Allowance for loan and lease losses	3,193,755
Loans and lease, net of unearned income, allowance, and reserve		70,132,254
Trading assets		24,112,767
Premises and fixed assets		529,131
Other real estate owned		76,180
Investments in unconsolidated subsidiaries		18,256
Customers' liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,056,813
Intangible assets: Other intangible assets		476,453
Other assets		8,521,875
Total assets		183,562,481

LIABILITIES

Deposits:
In domestic offices		90,281,448
Non-interest-bearing	18,476,198
Interest-bearing	71,805,250
In foreign offices		40,840,956
Non-interest-bearing	1,360,518
Interest-bearing	39,480,438

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		111,645
b. Securities sold under agreements to repurchase		1,103,216

Trading Liabilities		10,013,940
Other borrowed money		12,279,430
Bank's liability on acceptances		NA
Subordinated notes and debentures		4,850,718
Other liabilities		7,771,117
Total liabilities		167,252,470
Minority Interests in consolidated Subsidiaries		N/A
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,001
Surplus		15,804,967
Retained earnings		816,718
Accumulated other comprehensive income		-313,877
Other equity capital components		0
Total equity capital		16,310,011
Total liabilities, minority interests and equity capital		183,562,481